                                                                   Exhibit 10.15

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and dated as of the 14th day of December, 1998, by and among RED ROOF INNS, INC., a Delaware corporation (the "Borrower"), the commercial lending institutions listed on the signature pages hereof (collectively, the "Lenders"), CIBC Oppenheimer Corp. (formerly known as CIBC Wood Gundy Securities Corp.) ("CIBC Oppenheimer") and The Huntington National Bank ("HNB"), as arrangers (herein, in such capacity, the "Arrangers"), HNB, as administrative and collateral agent (herein, in such capacity, the "Administrative Agent" or "Collateral Agent") and CIBC Oppenheimer, as syndication and documentation agent (herein, in such capacity, the "Syndication and Documentation Agent"; the Syndication and Documentation Agent and the Administrative Agent are herein collectively called the "Agents").

                                    RECITALS
                                    --------

         A. The Borrower and the Lenders entered into that certain $250,000,000 Amended and Restated Credit Agreement dated as of May 21, 1997 (the "Credit Agreement"), pursuant to which the Lenders agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein.

         B. The Borrower, the Lenders and the Agents desire to amend certain terms and conditions of the Credit Agreement pursuant to this Amendment.

         NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree to amend the Credit Agreement as follows:


                                    AGREEMENT
                                    ---------

         1. The Credit Agreement is hereby amended as follows:

         (a) There shall be added to Section 1.1 of the Credit Agreement, in appropriate alphabetical sequence, the following definitions:

         "Completion Guaranty" means a guaranty given by the Borrower or any Guarantor to the holder of Indebtedness of, or an obligee of, an owner, operator or licensee of a Red Roof Inn hotel which obligates the Borrower or such Guarantor (a) to cause the completion of construction of a Red Roof Inn hotel or (b) to provide funding for all or a portion of any construction cost overruns with respect thereto.

         "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) in which the Borrower or any of its Subsidiaries owns 50% or less of the equity interests entitled to vote in the election of directors, managers or trustees thereof and in which the Borrower or any of its Subsidiaries participates with another Person in order to conduct a common venture or enterprise.

         (b) The definition of the term "Contingent Liability" in Section 1.1 of the Credit Agreement is hereby amended by adding the following proviso immediately prior to the end thereof:

         "provided, however, the amount of any Person's obligation under any Completion Guaranty shall be deemed to be zero unless and until the Borrower or any Guarantor shall have recorded the existence of such Completion Guaranty as a liability on its financial statement in accordance with GAAP."

         (c) The definition of the term "Expansion Capital Expenditure" in
Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Expansion Capital Expenditure" means any Capital Expenditure of the Borrower or any of its Subsidiaries which does not relate to the Big Red Project (a) made in connection with the Acquisition or construction of any Inn that is, or after giving effect to such expenditure will be, wholly-owned by the Borrower or a Guarantor or (b) which substantially alters, improves or expands any existing Inn, or
         (c) incurred in the ordinary course of business for property used in corporate overhead functions, or (d) consisting of land to be leased to franchisees, or (e) consisting of a contribution to, or Investment in, a Joint Venture, and which in any of the foregoing instances is not properly characterized as a Maintenance Capital Expenditure.

         (d) The definition of the term "Inn" in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Inn" means (i) a Red Roof Inn hotel that is owned by the Borrower or a Guarantor or a Joint Venture in which Borrower has made an Investment permitted pursuant to Section 7.2.5, or is leased and operated by the Borrower or a Guarantor, (ii) the Trueman Club in Columbus, Ohio and (iii) a hotel other than a Red Roof Inn that is owned by the

         Borrower or a Guarantor or leased and operated by the Borrower or a Guarantor, provided that the total number of Inns described in this clause (iii) shall not exceed (except, in the case of acquired hotels, for a transitional period not to exceed six months) at any time more than 10% of all Inns.

         (e) The definition of the term "Property" in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Property" means an Inn that is owned in fee or ground-leased by the Borrower or a Guarantor or a Joint Venture in which Borrower has made an Investment permitted pursuant to Section 7.2.5.

         (f) The definition of the term "Senior EBITDA" in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Senior EBITDA" means, for any period, operating income (before royalty expenses) from those Properties owned by the Borrower or a Guarantor that are not subject to any Liens securing borrowed money (other than the Mortgages) or the subject of a sale-leaseback transaction (each a "Specified Property") plus (without duplication) that portion of any management fees and franchise fees attributable to royalty payments, marketing fees, reservation fees, technical fees and other similar payments (other than initial franchise fees) received by the Borrower or any Subsidiary during such period plus (without duplication) rent received by the Borrower or any of its Subsidiaries pursuant to the lease of any Specified Property or portion thereof plus (without duplication) for any such Inn that shall have been acquired by the Borrower during such period, the New Property EBITDA from such Inn during such period plus (without duplication) the amount of cash distributions received by the Borrower or any Subsidiary from any Joint Ventures during such period.

         (g) The definition of the term "Total Debt" in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Total Debt" means, as of the last day of any Fiscal Quarter,
         (i) the consolidated Indebtedness (without duplication) of the Borrower and its Subsidiaries of the nature referred to in clauses (a) (exclusive of unsecured Indebtedness of the Borrower owed to an insurance underwriter or related entity to finance payment, and to limit the amount, of certain insurance premiums); (b) (exclusive of (I) letters of credit issued for the account of the Borrower or any of its Subsidiaries in the ordinary course of business to support workers compensation and insurance obligations of the Borrower and its Subsidiaries and (II) letters of credit (which are not Letters of Credit) issued for the account of the Borrower or any of its Subsidiaries); (c); (e); and (f) (but only to the extent that the underlying obligations of the type referred to above) of the definition of "Indebtedness" plus (ii) seven times the Leaseback Rental Payments for such Fiscal Quarter minus (iii) cash and cash equivalents of the Borrower and the Guarantors in excess of $5,000,000.

         (h) Clause (c) of Section 7.2.2 of the Credit Agreement is hereby amended by deleting the proviso at the end thereof.

         (i) Clause (f) of Section 7.2.2 of the Credit Agreement is hereby amended by and restated to read in its entirety as follows:

         "up to $7,000,000 of unsecured Indebtedness of the Borrower or its Subsidiaries owed to an insurance underwriter or related entity to finance payment and to limit the amount of certain insurance premiums, and other unsecured Indebtedness of the Borrower and its Subsidiaries (including, without limitation, guarantees by the Borrower of Indebtedness of franchisees) in an aggregate amount not to exceed $20,000,000 at any time;"

         (j) Clause (d) of Section 7.2.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "(d) without duplication, Investments permitted as Capital Expenditures or Investments in Joint Ventures pursuant to Section 7.2.7;"

         (k) Clause (h) of Section 7.2.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "(h) guarantees of debt incurred by Red Roof Inns franchisees as permitted in Section 7.2.2(f); plus other Investments in an aggregate amount at any one time not to exceed $30,000,000; provided that the aggregate Investments in any franchisee entity, other than Investments pursuant to Section 7.2.5(g) and guarantees pursuant to
         Section 7.2.2(f), shall not exceed $2,000,000."

         (l) The proviso at the end of clause (a) of Section 7.2.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

         "provided, however, that so long as no Specified Default has occurred and is continuing or would occur after giving effect thereto, the Borrower may (i) pay dividends or distributions on its capital stock and warrants or options to purchase its capital stock so long as the aggregate amount of dividends and distributions paid in any Fiscal Year does not exceed $10,000,000 (provided, however, that up to $2,000,000 of the unused portion of such allowance for any Fiscal Year may be carried forward by the Borrower for one year and provided, further that any such amount so carried forward shall be deemed utilized after the allowance specifically designated for such Fiscal Year has been utilized), (ii) pay current dividends on any Preferred Stock in an amount required to be paid under the terms of such Preferred Stock and
         (iii) redeem, purchase or retire shares of its capital stock and warrants or options to purchase its capital stock so long as the aggregate consideration therefore does not exceed $75,000,000 during the remaining term of this Agreement or $50,000,000 from the effective date of that certain First Amendment to Credit Agreement dated as of December 14, 1998 among the parties hereto through December 31, 1999."

         (m) Clause (b) of Section 7.2.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(b) Expansion Capital Expenditures for the Borrower, the Guarantors, and, prior to becoming a Guarantor, Carousel shall not exceed $120,000,000 in any Fiscal Year; Expansion Capital Expenditures consisting of contributions to, or Investments in Joint Ventures shall not exceed $20,000,000 in any Fiscal Year; no Expansion Capital Expenditure made in respect of any Acquisition shall exceed $50,000,000; and no Expansion Capital Expenditure of the type described in clause (d) of the definition thereof shall exceed $30,000,000 in any Fiscal Year; provided, however, that up to $25,000,000 of the unused portion of the scheduled allowance for Expansion Capital Expenditures in any Fiscal Year may be carried forward for one year (but no unused portion of the allowance for contributions to, or Investments in, Joint Ventures may be carried forward); provided, further that any such amount so carried forward shall be deemed to be utilized after the allowance specifically designated for such Fiscal Year has been fully utilized; and provided, however that any acquisitions that are funded solely with shares of the Borrower's capital stock shall be excluded from such calculations."

         (n) Clause (c) of Section 7.2.10 of the Credit Agreement is hereby amended by deleting the figure "$50,000,000" and replacing it with the figure "$100,000,000".

         2. Effective Date. This Amendment shall be effective on the date this Amendment shall have been executed by the Borrower and the Required Lenders.

         3. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

                  (a) The Borrower has the power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by the Borrower. The Credit Agreement (as amended by this Amendment) and the other Loan Documents constitute legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to creditors' rights generally, and general principles of equity.

                  (b) At and as of the date of execution hereof and at and as of the effective date of this Amendment and after giving effect to this Amendment:
(1) the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects provided, however, that with respect to the representations and warranties set forth in Section 6.14 of the Agreement, the Borrower and the Lenders acknowledge that the Borrower, in good faith, is in the process of diligently contesting certain proposed income tax liabilities, as more fully described on Attachment 1, attached to this Amendment and incorporated herein by this reference; and (2) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

         4. Reaffirmation of Credit Agreement. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

         5. Reaffirmation of Loan Documents. The Borrower hereby further affirms and agrees that (a) the execution and delivery by the Borrower of and the performance of its obligations under the Credit Agreement, as amended by this Amendment, shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Borrower or the rights of the Agent or the Lenders under any of the Loan Documents or any other document or instrument made or given by the Borrower in connection therewith, and (b) the term "Obligations" as used in the Loan Documents includes, without limitation, the Obligations of the Borrower under the Credit Agreement as amended by this Amendment.

         6. Miscellaneous Provisions.

                  (a) Survival. The provisions of this Amendment shall survive any termination of the Credit Agreement, the payment in full of all Obligations and the termination of all Commitments.

                  (b) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF NEW YORK.

                  (c) Counterparts. This Amendment may be executed in any number of counterparts, all of which together shall constitute one agreement.

                  (d) No Other Amendment. Except as expressly amended herein, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements relating thereto or executed in connection therewith shall remain in full force and effect as currently written.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            RED ROOF INNS, INC.


                                            By: /s/ David L. Rea
                                               --------------------------------
                                               Title: Executive Vice President,
                                               Chief Financial Officer and
                                               Treasurer


                                            CIBC OPPENHEIMER CORP.,
                                               as Syndication and Documentation
                                               Agent, and Arranger


                                            By: /s/ Paul J. Chakmak
                                               --------------------------------
                                               Title: Managing Director


                                            THE HUNTINGTON NATIONAL BANK,
                                             as Collateral Agent,
                                               Administrative Agent and Arranger


                                            By: /s/ Robert H. Friend
                                               --------------------------------
                                               Title: Vice President

                                                        LENDERS
                                                        -------

                                            CIBC INC.

                                            By: /s/ Paul J. Chakmak
                                               --------------------------------
                                               Title: Managing Director
                                               CIBC Oppenheimer Corp.,
                                               AS AGENT


                                            THE HUNTINGTON NATIONAL BANK


                                            By: /s/ Robert H. Friend
                                               --------------------------------
                                               Title: Vice President


                                            BANK ONE, NA


                                            By: /s/ Rebecca McCloskey
                                               --------------------------------
                                               Title: First Vice President


                                            PNC BANK, NATIONAL ASSOCIATION


                                            By: /s/ Wayne Robertson
                                               --------------------------------
                                               Title: Vice President


                                            BANQUE NATIONALE DE PARIS


                                            By: /s/ Arnaud Collin du Bocage
                                               --------------------------------
                                               Title: Executive Vice President
                                               & General Manager


                                            NBD BANK, A MICHIGAN BANKING
                                            CORPORATION


                                            By: /s/ Rebecca McCloskey
                                               --------------------------------
                                               Title: First Vice President


                                            HARRIS TRUST AND SAVINGS BANK


                                            By: /s/ W.A. McDonnell
                                               --------------------------------
                                               Title: Vice President

                                            BANK OF SCOTLAND


                                            By: /s/ Annie Chin Tat
                                               --------------------------------
                                               Title: Senior Vice President


                                            THE FIFTH THIRD BANK OF COLUMBUS


                                            By: /s/ Mark Ransom
                                               --------------------------------
                                               Title: Vice President


                                            NORWEST BANK MINNESOTA, N.A.


                                            By: /s/ R. Duncan Sinclair
                                               --------------------------------
                                               Title: Vice President


                                            STAR BANK, NA


                                            By: /s/ Bonnie Birath
                                               --------------------------------
                                               Title: Assistant Vice President


                                            SUNTRUST BANK, CENTRAL FLORIDA,
                                            NATIONAL ASSOCIATION


                                            By: /s/ Stephen L. Leister
                                               --------------------------------
                                               Title: Vice President

                                  Attachment 1
                                  ------------



The Internal Revenue Service ("IRS") is currently undergoing an examination of the Company's federal income tax returns for the years 1993 through 1996. The IRS has proposed adjustments involving approximately $10 million in current federal income taxes for the years 1993 through 1997, plus interest. The proposed adjustments relate primarily to the allocation of the purchase price of the assets acquired as a result of the merger of the Company in December 1993 and the tax accounting treatment for removal costs for assets replaced. These adjustments do not affect the overall tax liability recognized by the Company but only impact the classification between current and deferred tax accounts. The Company has filed a response vigorously contesting the majority of the proposed adjustments. While it is not possible to determine the final disposition, the Company is of the opinion that the ultimate resolution of this matter should not have a Material Adverse Effect on the financial position or results of operations of the Company.